UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
————————————— July 21, 2011
Date of Report (date of earliest event reported)
AVISTAR COMMUNICATIONS CORPORATION
(Exact name of Registrant as specified in its charter)
Delaware	—————————————— 000-31121	88-0463156
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
1875 S. Grant Street, 10th Floor, San Mateo, California 94402
(Address of principal executive offices, including zip code)
—————————————— (650) 525-3300
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On July 21, 2011, Avistar Communications Corporation (“Avistar”) issued a press release discussing its financial performance for the second quarter ended June 30, 2011.  A copy of the press release is attached hereto as Exhibit 99.1.

The attached press release includes a discussion of “adjusted EBITDA”, a non-GAAP financial measure that Avistar defines as earnings before net interest, income taxes, depreciation, and amortization, as further adjusted for stock-based compensation. Avistar believe adjusted EBITDA is relevant and useful information to its investors as this measure is an integral part of Avistar’s internal management reporting and planning process and is a primary measure used by Avistar management to evaluate the operating performance of Avistar’s business. This non-GAAP measure should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. In addition, Avistar’s definition of adjusted EBITDA may not be comparable to the definitions as reported by other companies. A reconciliation of this non-GAAP measure to GAAP can be found following the text of the press release.

The information in this Form 8-K and the exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description
99.1	Press Release of Avistar Communications Corporation dated July 21, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AVISTAR COMMUNICATIONS CORPORATION

Date: July 21, 2011	By:	/s/ Elias MurrayMetzger
Elias MurrayMetzger
Chief Financial Officer, Chief Administrative Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of Avistar Communications Corporation dated July 21, 2011.